Exhibit 99.3

Amendment to Third Amended and Restated By-Laws of
Greif, Inc.

Article VI, Section 6.8, Fiscal Year, is amended in its entirety to read as follows:

"After October 31, 2024, the fiscal year of the Corporation shall end on September 30 or such other date as may be fixed from time to time by the Board of Directors. "